Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Angel Studios, Inc.

Provo, Utah

We hereby consent to the incorporation by reference in Registration Statements on Form S-1 (No. 333-290281) and Form S-3 (No. 333-291514) and Form S-8 (No. 333-291606) of Angel Studios, Inc. (the Company) of our report dated March 12, 2026, relating to our audit of the financial statements, which appears in this Annual Report on Form 10-K of Angel Studios, Inc. for the year ended December 31, 2025.

/s/ Tanner LLP

Lehi, UT

March 12, 2026